Exhibit 99.1

N E W S R E L E A S E

MEDIA CONTACTS:

Jeannine Addams
Kristin Wohlleben
J.Addams & Partners, Inc.
404/231-1132 phone
jfaddams@jaddams.com
kwohlleben@jaddams.com

INVESTOR CONTACT:

Carol Knies
Senior Director of Investor Relations
Exide Technologies
678/566-9316 phone
carol.knies@exide.com

Exide Technologies Announces Intention to
Offer Private Placement of Senior Secured Notes

Milton, Georgia – (August 5, 2010) – Exide Technologies (the Company”)(NASDAQ: XIDE), a global leader in stored electrical-energy solutions, announced today that it plans to offer up to $675 million aggregate principal amount of senior secured notes (the “Notes”) in a private transaction that is exempt from the registration requirements of the Securities Act of 1933 (the “Act”). The Notes are expected to be issued in two series, the first maturing in 2015 and the second maturing in 2017. The Notes are expected to be the Company’s senior secured obligations and not guaranteed by any of the Company’s subsidiaries on the issue date.

The Company intends to use the net proceeds from the offering of Notes to (i) to repay outstanding borrowings under the Company’s existing credit facilities, (ii) to fund the redemption of the Company’s outstanding 10.5% senior notes due 2013, and (iii) for ongoing working capital and other general corporate purposes. The consummation of the Notes offering is expected to be conditioned upon the Company concurrently entering into a new senior secured asset-based revolving credit facility, as well as other customary conditions.

The Notes have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This release is being issued pursuant to and in accordance with Rule 135c under the Act.

# # #

Forward-Looking Statements
Except for historical information, this press release may be deemed to contain “forward-looking” statements. The Company is including this cautionary statement for the express purpose of availing itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not statements of historical fact, and may include, among other things, statements regarding the Company’s current expectations and beliefs as to the terms of the Notes, the use of proceeds received by the Company from the Notes and the timing, costs and the Company’s ability to consummate the transactions described herein, and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, completion on terms acceptable to the Company of its new senior secured asset-based revolving credit facility; uncertainties associated with future revenue and revenue growth; the impact of the Company’s significant leverage on its operating plans; the ability of the Company to service its debt; and various other uncertainties associated with the industries in which the Company operates and the Company’s operations described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on June 2, 2010. Such factors and statements have, in some instances, affected and in the future could affect the ability of the Company to achieve its desired results and may cause actual results to differ materially from those expressed herein. The Company undertakes no obligation to update any forward-looking statements in this release.